EXHIBIT 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Timea Parris
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED DELIVERS 15 PERCENT SEQUENTIAL REVENUE
GROWTH IN FISCAL 2003 FOURTH QUARTER

Company Exceeds Expectations, Significantly Improving Operating
Performance and Reducing Cash Consumption by 34 Percent Sequentially

     NEWPORT BEACH, Calif., October 29, 2003 – Mindspeed Technologies, Inc. (AMEX: MND), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $23.2 million for the fourth quarter of fiscal 2003, which ended September 30, 2003. Revenues increased 15 percent from third quarter fiscal 2003 revenues of $20.2 million, at the high end of the company’s expectations set at the beginning of the quarter.

     “We are very pleased with our performance in our first quarter as a public company,” said Raouf Halim, Mindspeed’s chief executive officer. “In addition to solid execution on our revenue growth strategy, we exceeded our expectations by significantly reducing our operating loss and cash consumption. Every one of our four key product families grew sequentially, namely high-performance analog, multi-service access voice processing, T/E carrier transmission, and ATM/MPLS network processor solutions.”

     More than 75 percent of the company’s sequential revenue growth during the quarter came from new products launched in fiscal year 2001 and thereafter, with particularly strong demand for voice-over-IP, fiber-to-the-home, and DS3/E3 carrier solutions.

     During the quarter, the company’s revenues from the Asia-Pacific region grew 31 percent sequentially. Revenues from the Asia-Pacific and Americas regions each contributed 43 percent of total fourth quarter revenues, with Europe contributing 14 percent of the total.

     Mindspeed’s pro forma operating loss for the fourth quarter of fiscal 2003 was $18.2 million, an improvement of 27 percent over the pro forma operating loss of $25.0 million in the prior quarter. Presented on a GAAP basis, Mindspeed’s operating loss for the fourth quarter was $32.4 million, as compared to $43.3 million last quarter, an improvement of 25 percent.

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	2

     Mindspeed’s pro forma net loss for the fourth quarter was $17.9 million, or $0.20 per share, based on approximately 91.6 million shares outstanding, compared to the pro forma net loss of $24.5 million, or $0.27 per share, in the prior quarter. Presented on a GAAP basis, the net loss for the fourth quarter was $32.2 million, or $0.35 per share, compared to $42.9 million, or $0.48 per share last quarter.

     Mindspeed’s total cash consumption (the net decrease in cash and cash equivalents) for the fourth quarter was $21.3 million, a 34 percent reduction from the $32.4 million cash consumption in the third quarter. The third quarter amount excludes cash received from Conexant Systems, Inc. during that period, including cash received at the time of separation. Cash consumption for the latest quarter includes the benefit of net cash provided by financing activities of $3.7 million, consisting principally of proceeds from the exercise of employee stock options.

     The pro forma results, which are a supplement to financials based on generally accepted accounting principles (GAAP), exclude largely non-cash items such as amortization of intangible assets and special items. Mindspeed uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results. A reconciliation between the pro forma and GAAP results is included in the accompanying financial data.

First Quarter Fiscal 2004 Outlook

     “The revenue growth drivers for Mindspeed going forward are expected to be our voice-over-IP solutions and high-performance analog products addressing applications such as fiber-to-the-home and storage-area networking,” said Halim. “These product cycles are just starting, and will be complemented by the ongoing recovery of our T/E carrier and ATM product franchises as we continue to capture share in high-growth metro/access markets, particularly for DS3/E3 carrier applications.”

     Mindspeed expects fiscal 2004 first-quarter revenues to be up 10-15 percent sequentially with overall gross margin at roughly 68 percent, and to further lower total quarterly operating expenses by roughly $2 million. As a result, the company expects to improve its pro forma operating loss by 15-20 percent, and expects to further reduce its cash consumption by at least 25 percent.

     “We believe that the telecom carrier markets are in the early stages of a sustainable recovery worldwide,” Halim added. “Our customers are clearly more optimistic than they have been at any

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	3

time in the past two years with a large number of significant new platform development programs underway in which Mindspeed products have been designed.”

About Mindspeed Technologies

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

     To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

     This press release contains statements relating to Mindspeed, including with respect to our future results, which include certain projections and business trends and are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; availability of capital needed for the company’s business; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company’s expense reduction and restructuring initiatives; the ability to attract and retain qualified personnel; and the uncertainties of litigation, as well as other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Year ended
					September 30,
	Sept. 30,	June 30,	March 31,	Sept. 30,
	2003	2003	2003	2002	2003	2002

Net revenues	$23,187	$20,153	$18,311	$24,882	$81,906	$80,036
Cost of goods sold (a)	6,877	6,454	5,659	7,679	25,127	29,410

Gross margin	16,310	13,699	12,652	17,203	56,779	50,626
Operating expenses:
Research and development	22,696	26,251	26,457	37,175	106,477	165,842
Selling, general and administrative	11,784	12,418	12,853	14,086	49,140	68,906

Total operating expenses	34,480	38,669	39,310	51,261	155,617	234,748

Pro forma operating loss	(18,170)	(24,970)	(26,658)	(34,058)	(98,838)	(184,122)
Other income (expense), net	577	658	(122)	227	1,078	(298)

Pro forma loss before income taxes	(17,593)	(24,312)	(26,780)	(33,831)	(97,760)	(184,420)
Provision for income taxes	318	202	140	156	780	699

Pro forma net loss	$(17,911)	$(24,514)	$(26,920)	$(33,987)	$(98,540)	$(185,119)

Pro forma net loss per share, basic and diluted	$(0.20)	$(0.27)	$(0.30)	$(0.38)	$(1.10)	$(2.14)

Number of shares used in per share computation	91,576	89,496	88,848	88,362	89,623	86,333

Pro forma operating loss, pro forma net loss, and pro forma net loss per share exclude the amortization of intangible assets, special charges, stock compensation and certain non-operating gains and losses. Pro forma net loss and pro forma net loss per share also exclude the cumulative effect of a change in accounting for goodwill. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from pro forma measures used by other companies. A reconciliation of pro forma net loss presented above with the company’s loss before cumulative effect of accounting change as determined under GAAP is presented in the following table.

(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.0 million (September 2003), $0.5 million (June 2003), $1.1 million (March 2003) and $1.7 million (September 2002). For the years ended September 30, 2003 and 2002, the favorable effect of such sales was $4.1 million and $4.6 million, respectively.

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Net Loss to Reported Results
(unaudited, in thousands, except per share amounts)

	Three months ended				Year ended
					September 30,
	Sept. 30,	June 30,	March 31,	Sept. 30,
	2003	2003	2003	2002	2003	2002

Pro forma net loss	$(17,911)	$(24,514)	$(26,920)	$(33,987)	$(98,540)	$(185,119)
Amortization of intangible assets and special items:
Amortization of intangible assets	12,352	12,349	12,322	71,765	51,223	312,388
Special charges (b)	1,913	6,019	16,558	43,267	28,321	168,866
Stock compensation	—	—	(945)	418	(823)	1,900

Loss before cumulative effect of accounting change	$(32,176)	$(42,882)	$(54,855)	$(149,437)	$(177,261)	$(668,273)

Loss per share, basic and diluted:
Pro forma net loss	$(0.20)	$(0.27)	$(0.30)	$(0.38)	$(1.10)	$(2.14)
Amortization of intangible assets and special items	(0.15)	(0.21)	(0.32)	(1.31)	(0.88)	(5.60)

Loss before cumulative effect of accounting change	$(0.35)	$(0.48)	$(0.62)	$(1.69)	$(1.98)	$(7.74)

(b)	Special charges consist of asset impairments, restructuring charges, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company’s NetPlane Systems business.

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	6

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
					Year ended
					September 30,
	Sept. 30,	June 30,	March 31,	Sept. 30,
	2003	2003	2003	2002	2003	2002

Net revenues	$23,187	$20,153	$18,311	$24,882	$81,906	$80,036
Cost of goods sold (c)	6,877	6,454	5,659	7,679	25,127	29,410

Gross margin	16,310	13,699	12,652	17,203	56,779	50,626
Operating expenses:
Research and development	22,696	26,251	26,190	37,379	106,289	167,148
Selling, general and administrative	11,784	12,418	13,326	14,300	49,656	69,500
Amortization of intangible assets	12,352	12,349	12,322	71,765	51,223	312,388
Special charges (d)	1,913	6,019	15,407	43,267	27,170	168,866

Total operating expenses	48,745	57,037	67,245	166,711	234,338	717,902

Operating loss	(32,435)	(43,338)	(54,593)	(149,508)	(177,559)	(667,276)
Other income (expense), net	577	658	(122)	227	1,078	(298)

Loss before income taxes	(31,858)	(42,680)	(54,715)	(149,281)	(176,481)	(667,574)
Provision for income taxes	318	202	140	156	780	699

Loss before cumulative effect of accounting change	(32,176)	(42,882)	(54,855)	(149,437)	(177,261)	(668,273)
Cumulative effect of change in accounting for goodwill (e)	—	—	—	—	(573,184)	—

Net loss	$(32,176)	$(42,882)	$(54,855)	$(149,437)	$(750,445)	$(668,273)

Loss per share, basic and diluted:
Loss before cumulative effect of accounting change	$(0.35)	$(0.48)	$(0.62)	$(1.69)	$(1.98)	$(7.74)
Cumulative effect of change in accounting for goodwill	—	—	—	—	(6.39)	—

Net loss	$(0.35)	$(0.48)	$(0.62)	$(1.69)	$(8.37)	$(7.74)

Number of shares used in per share computation	91,576	89,496	88,848	88,362	89,623	86,333

(c)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.0 million (September 2003), $0.5 million (June 2003), $1.1 million (March 2003) and $1.7 million (September 2002). For the years ended September 30, 2003 and 2002, the favorable effect of such sales was $4.1 million and $4.6 million, respectively.

(d)	Special charges consist of asset impairments, restructuring charges and gains and losses on the disposal of certain assets.

(e)	The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) as of the beginning of fiscal 2003. During fiscal 2003, the company completed the required transition impairment test of its goodwill and determined that the carrying value of goodwill exceeded its estimated fair value by $573.2 million. The company recorded a $573.2 million charge—reflected in the accompanying statement of operations as the cumulative effect of a change in accounting principle—to write down the value of goodwill to estimated fair value.

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	September 30,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$80,121	$7,269
Receivables, net	11,652	12,568
Inventories	4,035	4,842
Other current assets	7,926	5,313

Total current assets	103,734	29,992
Property, plant and equipment, net	26,612	42,854
Goodwill	—	568,900
Intangible assets, net	69,867	143,632
Other assets	3,676	1,733

Total assets	$203,889	$787,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,110	$18,689
Deferred revenue	3,173	9,093
Accrued compensation and benefits	8,424	14,784
Restructuring	7,273	18,975
Other current liabilities	4,971	3,881

Total current liabilities	31,951	65,422
Other liabilities	4,804	1,366

Total liabilities	36,755	66,788
Shareholders’ equity	167,134	720,323

Total liabilities and shareholders’ equity	$203,889	$787,111

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended September 30,

	2003	2002

Cash Flows From Operating Activities
Net loss	$(750,445)	$(668,273)
Adjustments required to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting for goodwill	573,184	—
Depreciation	14,629	21,903
Amortization of intangible assets	51,223	312,388
Asset impairments	23,397	143,429
Provision for losses on accounts receivable	(593)	1,936
Inventory provisions	1,239	4,518
Stock compensation	722	3,527
Other noncash charges, net	(8,526)	1,078
Changes in assets and liabilities:
Receivables	1,460	3,049
Inventories	(432)	(1,723)
Accounts payable	(10,403)	(915)
Deferred revenue	(5,553)	(15,397)
Accrued expenses and other current liabilities	(15,394)	(1,740)
Other	(88)	(9,090)

Net cash used in operating activities	(125,580)	(205,310)

Cash Flows From Investing Activities
Sales of assets	9,456	810
Capital expenditures	(3,449)	(8,171)

Net cash provided by (used in) investing activities	6,007	(7,361)

Cash Flows From Financing Activities
Proceeds from exercise of options and warrants	6,085	—
Net transfers and advances from Conexant	186,584	210,688
Deferred financing costs paid	(244)	—

Net cash provided by financing activities	192,425	210,688

Net increase (decrease) in cash and cash equivalents	72,852	(1,983)
Cash and cash equivalents at beginning of period	7,269	9,252

Cash and cash equivalents at end of period	$80,121	$7,269

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Mindspeed Reports Fiscal 2003 Fourth Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2003	2003	2003	2002	2002

Gross margin %	70%	68%	69%	70%	69%
Depreciation (f)	$3,178	$3,455	$3,856	$4,140	$4,861
Capital expenditures	28	1,049	774	1,598	983
Revenues by region:
Americas	$9,983	$10,305	$9,168	$12,306	$15,839
Europe	3,205	2,234	3,592	2,875	3,532
Asia-Pacific	9,999	7,614	5,551	5,074	5,511

	$23,187	$20,153	$18,311	$20,255	$24,882

	Year ended
	September 30,

	2003	2002

Gross margin %	69%	63%
Depreciation (f)	$14,629	$21,903
Capital expenditures	3,449	8,171
Revenues by region:
Americas	$41,762	$46,632
Europe	11,906	14,597
Asia-Pacific	28,238	18,807

	$81,906	$80,036

(f)	Does not include amortization of goodwill and intangible assets.

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